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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 18, 2004


                          THE MAJESTIC STAR CASINO, LLC
                     THE MAJESTIC STAR CASINO CAPITAL CORP.
             (Exact name of Registrant as Specified in its Charter)



           INDIANA                  333-06489                    43-1664986
           INDIANA                                               35-2100872
(State or Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)            File Number)              Identification No.)


                         301 FREMONT STREET, 12TH FLOOR
                             LAS VEGAS, NEVADA 89101
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (702) 388-2224

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

                  On August 18, 2004, The Majestic Star Casino, LLC (the "Company") issued a press release announcing that Michael Kelly, the Company's Executive Vice President and Chief Operating Officer, notified the Company that he would not extend or renew his employment contract. The Company and Mr. Kelly have agreed that his employment with the Company will terminate on August 18, 2004. The Company further announced that it has engaged an executive search firm to assist with the recruitment of a new Chief Operating Officer and will begin interviewing potential candidates soon. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

                  The information furnished under Item 5 of this Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (c)      EXHIBITS.

                           A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  August 18, 2004                         THE MAJESTIC STAR CASINO, LLC


                                          By:  /s/ Jon S. Bennett
                                               ---------------------------------
                                               Jon S. Bennett, Vice President
                                               and Chief Financial Officer


                                          THE MAJESTIC STAR CASINO CAPITAL CORP.


                                          By:  /s/ Jon S. Bennett
                                               ---------------------------------
                                               Jon S. Bennett, Vice President
                                               and Chief Financial Officer





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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION

99                         Press Release issued August 18, 2004